PROSPECTUS SUPPLEMENT
(TO PROPECTUS DATED MARCH 24, 1999)


                       EQUITY RESIDENTIAL PROPERTIES TRUST
                                1,262,264 SHARES



         This prospectus supplement amends and replaces the table following the first paragraph under the heading "Selling Shareholders" on pages 6 and 7 of the prospectus dated March 24, 1999. The revised table sets forth the name of each selling shareholder , the number of common shares to be owned upon exchange of units of limited partnership interest by each selling shareholder (as described in the prospectus) and the number of common shares that may be offered by each selling shareholder.



                       ----------------------------------

             The date of this prospectus supplement is July 8, 1999

                                                                                      NUMBER OF COMMON
                                                                                      SHARES OWNED AND
           NAME OF SELLING SHAREHOLDER                                                 OFFERED HEREBY
           ---------------------------                                                 --------------
           TCF Residential Partnership, Ltd......................................          182,011 (1)
           J. Ronald Terwilliger ................................................          148,470 (2)
           CPM Investment Company, LLC...........................................          111,226
           Lansing-Sierra Associates, L.P........................................           90,445
           Leonard W. Wood Family Limited Partnership............................           87,705 (3)
           Susan A. Hoeksema.....................................................           81,962
           CFP Residential, L.P. ................................................           74,396 (1)
           Douglas Hoeksema......................................................           72,500
           Warren J. Durkin, Jr..................................................           51,404
           Taxman Family Limited Partnership.....................................           44,305
           J. Ronald Terwilliger Grantor Trust...................................           23,378 (4)
           Randy J. Pace.........................................................           21,134
           Edward O. Wood, Jr....................................................           18,044
           Mandel Properties Services, Inc.......................................           16,786
           Christopher T. Carley.................................................           16,397
           Speicher Family Trust.................................................           15,607
           JRT Holdings, Inc.....................................................           14,245 (5)
           Trammell Crow Residential Company.....................................           11,476
           Barry R. Mandel.......................................................            9,801 (6)
           Clifford Breining.....................................................            9,457
           LWW Holdings, Inc.....................................................            8,796 (7)
           Guy Weill.............................................................            6,014
           Bruce R. Fairty.......................................................            5,752
           Terrence C. Golden....................................................            5,742
           Richard L. Michaux....................................................            5,551
           Edward A. Storey......................................................            4,999
           David J. Elwell.......................................................            4,333
           Arthur Hill...........................................................            4,134
           TCR-Glenlake Club Limited Partnership.................................            3,902
           Ronald J. Gafford.....................................................            3,093
           Dwight C. Baum and Hildegard E. Baum Trust............................            3,007
           John S. Carter........................................................            3,007
           Edwin K. Hoffman......................................................            3,007
           Kenneth McCormick.....................................................            3,007
           Joel M. Goldfrank.....................................................            3,007
           David Benjamin........................................................            2,894
           Dennis Fitzharris.....................................................            2,757
           Robert M. Schaffner...................................................            2,327
           Estate of Robert E. Springer..........................................            2,068
           J. Kevin Henderson....................................................            1,581
           John T. Dealy.........................................................            1,503
           A. Eugene Kohn........................................................            1,503
           Peter E. Bronstein....................................................            1,503
           Steven A. Karpf.......................................................            1,503 (8)
           Arthur Hauspurg.......................................................            1,378
           Peter Hauspurg........................................................            1,378
           Russell Pellicano.....................................................            1,378
           William and Marta Ray.................................................            1,000
           Balcones Club Associates..............................................              989

                                                                                      NUMBER OF COMMON
                                                                                      SHARES OWNED AND
           NAME OF SELLING SHAREHOLDER                                                 OFFERED HEREBY
           ---------------------------                                                 --------------

           Donald E. Conover.....................................................              751
           Thomas M. Yamin.......................................................              751
           Royal Taxman..........................................................              662
           GT of Wisconsin, Inc..................................................              662
           Gary Taxman...........................................................              662
           C. Ronald Blankenship.................................................              441
           Marcus E. Bromley.....................................................              437
           Lewis Topper..........................................................              138
           Hy Manton.............................................................              138
           Philip Levy...........................................................              138
           Jeffrey Gilbert.......................................................              138
           Trammell S. Crow......................................................               44
                                                                                        --------------
                                                                                         1,196,824 (9)
                                                                                        --------------
                                                                                        --------------

----------------------

(1) The general partner of TCF Residential Partnership, Ltd. is Mill Spring Holdings, Inc. The general partner of CFP Residential, L.P. is Crow Family, Inc. Harlan R. Crow is the Chief Executive Officer of each of Mill Spring Holdings, Inc. and Crow Family, Inc.

(2) Does not include 23,378 shares that may be owned upon an exchange of units by the J. Ronald Terwilliger Grantor Trust, of which Mr. Terwilliger is the trustee, or 14,245 shares that may be owned upon an exchange of units by JRT Holdings, Inc., of which Mr. Terwilliger is the President.

(3) Does not include 8,796 shares that may be owned upon an exchange of units by LWW Holdings, Inc. Leonard W. Wood is the President of each of the general partner of the Leonard W. Wood Family Partnership and LWW Holdings, Inc.

(4) Does not include 148,470 shares that may be owned upon an exchange of units by J. Ronald Terwilliger, who is the trustee of the J. Ronald Terwilliger Grantor Trust.

(5) Does not include 148,470 shares that may be owned upon an exchange of units by J. Ronald Terwilliger, who is the President of JRT Holdings, Inc.

(6) Does not include 16,786 shares registered hereunder for the benefit of Mandel Property Services, Inc., of which Mr. Mandel is the sole shareholder and President.

(7) Does not include 87,705 shares that may be owned upon an exchange of units by the Leonard W. Wood Family Limited Partnership. Leonard W. Wood is the President of each of the general partner of the Leonard W. Wood Family Limited Partnership and LWW Holdings, Inc.

(8) Mr. Karpf has informed us that he also owns an additional 762 of our common shares.

(9) We have been informed that the selling shareholders have sold 65,440 of the shares listed in the prospectus.